AMENDMENT NO. 1 TO
                          REGISTRY MAGIC INCORPORATION
                              EMPLOYMENT AGREEMENT

         Amendment No. 1 dated July ____, 2000 to Employment Agreement dated December 19, 1997 (the "Employment Agreement") between REGISTRY MAGIC INCORPORATED (the "Company") and LAWRENCE COHEN (the "Executive").

         WHEREAS, the Company and the Executive have previously entered into the Employment Agreement, and

         WHEREAS, the parties wish to extend the term of the Employment Agreement on the terms hereafter provided:

         NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by each of the parties hereto, the parties hereby agrees as follows:

1. The Company and the Executive agree that the term of employment of the Employment Agreement shall be extended from December 19, 2000 through December 19, 2003.

2. For the extended term of the Agreement, the Company shall pay the Executive a salary of $115,500 per year as provided in Section 3 of the Agreement, except the provision relating to the increase of salary following completion of the initial public offering of the Company shall be null and void, and the Executive waives any right he has had with regard to such incremental salary during the term of the Agreement.

3. Except as modified by this Amendment, the terms of the Agreement shall continue to be in effect for the initial term of the Agreement and the extended term as provided in this Amendment.

         IN WITNESS WHEREOF, we have executed this Amendment No. 1 to the Agreement as of the above date.


                           REGISTRY MAGIC INCORPORATED



                                                     By:
                                                        ----------------------
                               Authorized Officer




                                                     LAWRENCE COHEN